Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)   ☐

BNY MIDWEST TRUST COMPANY
(formerly known as CTC Illinois Trust Company)
(Exact name of trustee as specified in its charter)

Illinois	36-3800435
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

2 N. LaSalle Street Suite 1020 Chicago, Illinois	60602
(Address of principal executive offices)	(Zip code)

ALLIANT TECHSYSTEMS INC.
(Exact name of obligor as specified in its charter)

Delaware	41-1672694
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ATK COMMERCIAL AMMUNITION COMPANY INC.
(Exact name of obligor as specified in its charter)

Delaware	41-2022465
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ATK ELKTON LLC
(Exact name of obligor as specified in its charter)

Delaware	72-1556523
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ATK INTERNATIONAL SALES INC.
(Exact name of obligor as specified in its charter)

Delaware	81-0556300
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ATK MISSILE SYSTEMS COMPANY LLC
(Exact name of obligor as specified in its charter)

Delaware	48-1280912
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ATK ORDNANCE AND GROUND SYSTEMS LLC
(Exact name of obligor as specified in its charter)

Delaware	41-1933906
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ATK TACTICAL SYSTEMS COMPANY LLC
(Exact name of obligor as specified in its charter)

Delaware	41-1933914
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ATK THIOKOL INC.
(Exact name of obligor as specified in its charter)

Delaware	36-2678716
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ALLIANT AMMUNITION SYSTEMS COMPANY LLC
(Exact name of obligor as specified in its charter)

Delaware	41-1955360
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ALLIANT AMMUNITION AND POWDER COMPANY LLC
(Exact name of obligor as specified in its charter)

Delaware	41-1933912
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ALLIANT HOLDINGS LLC
(Exact name of obligor as specified in its charter)

Delaware	41-1933904
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ALLIANT LAKE CITY SMALL CALIBER AMMUNITION
COMPANY LLC

(Exact name of obligor as specified in its charter)

Delaware	41-1955357
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ALLIANT SOUTHERN COMPOSITES COMPANY LLC

(Exact name of obligor as specified in its charter)

Delaware	41-1933909
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

AEC – ABLE ENGINEERING COMPANY, INC.
(Exact name of obligor as specified in its charter)

California	95-2964846
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

AMMUNITION ACCESSORIES INC.
(Exact name of obligor as specified in its charter)

Delaware	63-1287464
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

COMPOSITE OPTICS, INCORPORATED
(Exact name of obligor as specified in its charter)

California	95-2998672
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

FEDERAL CARTRIDGE COMPANY
(Exact name of obligor as specified in its charter)

Minnesota	41-0252320
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

GASL, INC.
(Exact name of obligor as specified in its charter)

New York	11-3283008
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

MICRO CRAFT INC.
(Exact name of obligor as specified in its charter)

Tennessee	62-0601440
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

MISSION RESEARCH CORPORATION
(Exact name of obligor as specified in its charter)

California	95-2659854
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

NEW RIVER ENERGETICS, INC.
(Exact name of obligor as specified in its charter)

Delaware	54-1776594
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

PRESSURE SYSTEMS, INC.
(Exact name of obligor as specified in its charter)

Delaware	33-0517898
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

PROGRAMMED COMPOSITES INC.
(Exact name of obligor as specified in its charter)

California	33-0101510
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

THIOKOL TECHNOLOGIES INTERNATIONAL, INC.
(Exact name of obligor as specified in its charter)

Delaware	87-0543273
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

5050 Lincoln Drive Edina, Minnesota	55436
(Address of principal executive offices)	(Zip code)

3.00% Convertible Senior Subordinated Notes due 2024
(Title of the indenture securities)

1.                                     General information.  Furnish the following information as to the Trustee:

(a)           Name and address of each examining or supervising authority to which it is subject.

Name	Address
Office of Banks & Trust Companies of the State of Illinois	500 E. Monroe Street Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603

(b)           Whether it is authorized to exercise corporate trust powers.

Yes.

2.             Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.          List of Exhibits.

1.                                       A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

2,3.                              A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

4.                                       A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

6.                                       The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

7.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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SIGNATURE

Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 26th day of October, 2004.

BNY Midwest Trust Company

By:	/S/	J. BARTOLINI
	Name:	J. BARTOLINI
	Title:	VICE PRESIDENT

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OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION
OF

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois  60602

Including the institution’s domestic and foreign subsidiaries completed as of the close of business on June 30, 2004, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

		Thousands of Dollars
		(000)
ASSETS

1. Cash and Due from Depository Institutions		40,186

2. U.S. Treasury Securities		- 0 -

3. Obligations of States and Political Subdivisions		- 0 -

4. Other Bonds, Notes and Debentures		- 0 -

5. Corporate Stock		- 0 -

6. Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises		658

7. Accounts Receivable		5,039

8. Goodwill		86,813

9. Intangibles		-0-

10. Other Assets		4,166

(Itemize amounts greater than 15% of Line 10)

Income Taxes Receivable	4,109

11. TOTAL ASSETS		136,862

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		Thousands of Dollars
LIABILITIES

12. Accounts Payable		2

13. Taxes Payable		0

14. Other Liabilities for Borrowed Money		25,425

15. Other Liabilities

(Itemize amounts greater than 15% of Line 14)		10,529

Reserve for Taxes	10,075

16. TOTAL LIABILITIES		35,956

EQUITY CAPITAL

17. Preferred Stock		- 0 -

18. Common Stock		2,000

19. Surplus		67,130

20. Reserve for Operating Expenses		- 0 -

21. Retained Earnings (Loss)		31,776

22. TOTAL EQUITY CAPITAL		100,906

23. TOTAL LIABILITIES AND EQUITY CAPITAL		136,862

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I,   Robert L. DePaola, Vice President

(Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief.  I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Robert L. DePaola
(Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 23rd day of January, 2004.

My Commission expires May 15, 2007.

/s/ Joseph A. Giacobino	, Notary Public

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

Emmie Chan	Assistant Treasurer
Name	Title

(212) 437-5639
Telephone Number (Extension)

eychan@bankofny.com
E-mail

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